                                            Exhibit 21.1
Subsidiaries of the Registrant

Name of Subsidiary	Jurisdiction of Incorporation or Organization
30 SecondsToFly (Thailand) Co., Ltd.	Thailand
ATLAS REISEN GmbH	Germany
ATLAS/ RVS Reiseburo Verwaltungs Service GmbH	Germany
CCI Travel Coöperatief U.A.	Netherlands
Chartwell Travel Ltd	United Kingdom
Congress Lab S.r.l.	Italy
CTMS (Beijing) Tour Co., Ltd	China
CW Government Travel, Inc.	United States of America
CW Travel Holdings, N.V.	Netherlands
CWT Agência de Viagens e Turismo do Brasil Ltda.	Brazil
CWT Argentina S.A.	Argentina
CWT Australia Pty Ltd.	Australia
CWT B.V.	Netherlands
CWT Beheermaatschappij B.V.	Netherlands
CWT Belgium SRL	Belgium
CWT Canada Ltd	Canada
CWT Chile Holdings S.A.	Chile
CWT Chile S.A.	Chile
CWT Costa Rica, SA	Costa Rica
CWT Czech Republic s.r.o.	Czech Republic
CWT Denmark A/S	Denmark
CWT Diemen B.V.	Netherlands
CWT Digital Ltd.	Israel
CWT eCenter Colombia S.A.S.	Colombia
CWT eCenter Costa Rica, s.r.l.	Costa Rica
CWT eCenter Polska sp. z o.o.	Poland
CWT Estonia OÜ	Estonia
CWT Finland Holdings Oy	Finland
CWT Finland Oy	Finland
CWT France SAS	France
CWT Global B.V.	Netherlands
CWT Global España SL	Spain
CWT Group, LLC	United States of America
CWT Holdco Limited	United Kingdom (England)
CWT Holdings (Thailand), Ltd.	Thailand
CWT Holdings, LLC	United States of America
CWT India Private Limited	India
CWT International S.A.	Belgium
CWT Ireland Limited	Ireland
CWT Italia S.R.L.	Italy

CWT Latvia SIA	Latvia
CWT Lithuania UAB	Lithuania
CWT Luxembourg S.à r.l.	Luxembourg
CWT Maroc S.A.	Morocco
CWT Meetings & Events Ireland Limited	Ireland
CWT MEO S.A.S.	France
CWT Nav Australia Pty Ltd.	Australia
CWT Nederland B.V.	Netherlands
CWT New Holdco Ltd	United Kingdom (England)
CWT New Zealand Holdings Ltd	New Zealand
CWT New Zealand Limited	New Zealand
CWT Perú S.A.C.	Peru
CWT Philippines Inc	Philippines
CWT Polska Sp. z o.o.	Poland
CWT Romania S.R.L.	Romania
CWT SAS	France
CWT Services GIE	France
CWT Spain Holdings I B.V.	Netherlands
CWT Sverige AB	Sweden
CWT Sverige Holdings AB	Sweden
CWT Travel B.V.	Netherlands
CWT Travel Services (Thailand) Limited	Thailand
CWT Travel Services Colombia S.A.S.	Colombia
CWT Travel Services Global España SL	Spain
CWT Travel Services Hong Kong Limited	Hong Kong
CWT Travel Services Mexico S.A. de C.V.	Mexico
CWT Travel Services Singapore Pte. Ltd.	Singapore
CWT Travel, Inc.	United States of America
CWT UK Group Ltd	United Kingdom (England)
CWT Ukraine Limited	Ukraine
CWT US, LLC	United States of America
DFB-Reisebuero GmbH	Germany
Egencia (China) Information Technology Co., Ltd.	China
Egencia (Shanghai) International Travel Service Co., Ltd	China
Egencia AS	Norway
Egencia Australia Pty Limited	Australia
Egencia Belgium SA	Belgium
Egencia Canada Corp.	Canada
Egencia Cayman Holdings Ltd.	Cayman Islands
Egencia Denmark A/S	Denmark
Egencia Europe SAS	France
Egencia Finland Oy	Finland
Egencia France SAS	France
Egencia GmbH	Germany
Egencia Holdings UK Ltd	United Kingdom

Egencia Hong Kong Limited	Hong Kong
Egencia LLC	United States
Egencia Netherlands B.V.	Netherlands
Egencia New Zealand Limited	New Zealand
Egencia Norway AS	Norway
Egencia Philippines, Inc.	Philippines
Egencia Singapore Pte. Ltd.	Singapore
Egencia South Africa (PTY) LTD	South Africa
Egencia Sweden AB	Sweden
Egencia Switzerland Sarl	Switzerland
Egencia Travel India Private Limited	India
Egencia UK Ltd	United Kingdom
Ewotra S.A.	Switzerland
FC Bayern Tours GmbH	Germany
GB Travel Canada Inc	Canada
GBT (Thailand) Co. Ltd.	Thailand
GBT 2 (Thailand) Co. Ltd.	Thailand
GBT Australia Pty Ltd	Australia
GBT CR, s.r.o.	Czech Republic
GBT Deutschland Beteiligungs GmbH	Germany
GBT Deutschland GmbH	Germany
GBT Euro Travel Holdings B.V.	Netherlands
GBT Finland Limited	Finland
GBT Group Services B.V.	Netherlands
GBT II Argentina S.R.L.	Argentina
GBT II B.V.	Netherlands
GBT III B.V.	Netherlands
GBT India Private Limited	India
GBT JerseyCo Limited	Jersey
GBT Sweden AB	Sweden
GBT Travel Services Colombia S.A.S.	Colombia
GBT Travel Services Mexico S. de R.L. de C.V.	Mexico
GBT Travel Services UK Limited	United Kingdom
GBT UK Topco Limited	United Kingdom
GBT US III LLC	United States
GBT US LLC	United States
Global Business Travel (Singapore) Pte. Ltd.	Singapore
Global Business Travel ApS	Denmark
Global Business Travel AS	Norway
Global Business Travel BV	Belgium
Global Business Travel France	France
Global Business Travel Holding (Japan) Ltd	Japan
Global Business Travel Holdings (Hong Kong) Limited	Hong Kong
Global Business Travel Holdings Limited	United Kingdom
Global Business Travel Hong Kong Limited	Hong Kong

Global Business Travel Hungary Ltd.	Hungary
Global Business Travel Poland Sp. z.o.o..	Poland
Global Business Travel Spain, S.L.U.	Spain
Global Business Travel Switzerland AG	Switzerland
Hanseat Reiseburo GmbH	Germany
Harrin Limited	Ireland
Hogg Robinson (1987) Pension Scheme Trustee Limited	United Kingdom
Hogg Robinson (Travel) Limited	United Kingdom
Hogg Robinson Australia Holdings Pty Limited	Australia
Hogg Robinson Holdings B.V.	Netherlands
Hogg Robinson Holdings Canada Inc.	Canada
Hogg Robinson Italia S.r.L.	Italy
Hogg Robinson Limited	United Kingdom
Hogg Robinson USA Holdings LLC	Delaware, United States
Hogg Robinson USA LLC	New York, United States
KDS Deutschland GmbH	Germany
KDS UK Limited	United Kingdom
Klee Data System SAS	France
Ovation Travel Group UK Limited	United Kingdom
Ovation Travel, LLC	United States
SatoTravel SRL	Italy
Scheduled Airlines Traffic Offices, LLC	United States of America
Sepals Limited	Gibraltar
Taiwan Global Business Travel Agency Taiwan Limited	Taiwan (Province of China)
TripNavigator-Egencia Spain SL	Spain
Uvet Global Business Travel S.p.A.	Italy
WorldMate, LLC	United States of America